UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 19, 2005

Date of Report (Date of earliest event reported):

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

1-13948
(Commission File Number)

Delaware	62-1612879
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 North Point Center East, Suite 600 Atlanta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 19, 2005, Philip Morris USA Inc. (formerly Philip Morris Incorporated), a Virginia corporation doing business as Philip Morris U.S.A. (“Buyer”), and Schweitzer-Mauduit International, Inc., a Delaware corporation (“Seller”), have entered into Amendment No. 5 to the Amended and Restated Addendum to Fine Paper Supply Agreement and Amendment No. 6 to the Second Amended and Restated Agreement for Fine Paper Supply.  For the year beginning January 1, 2005, it is the intention of the Parties to provide for an adjustment in compensation relating to product, pricing and volume commitments due from the Buyer to the Seller for tobacco related products.  All other provisions of the Amended and Restated Addendum to Fine Papers Supply Agreement, effective July 1, 2000, which has been amended by Amendment No. 1, effective August 4, 2000, Amendment No. 2, effective January 25, 2001, Amendment No. 3, effective September 26, 2001 and Amendment No. 4, effective September 12, 2002 shall remain unchanged.  All other provision of the Second Amended and Restated Agreement for Fine Paper Supply, effective July 1, 2000, which has been amended by Amendment No. 1, effective May 23, 2002, Amendment No. 2, effective January 1, 2003, Amendment No. 3, effective August 11, 2003, Amendment No. 4, effective January 1, 2004 and Amendment No. 5, effective December 15, 2004 shall remain unchanged.

The Amendment No. 5 to the Amended and Restated Addendum to Fine Papers Supply Agreement between Philip Morris USA Inc. and Schweitzer-Mauduit International, Inc. and Amendment No. 6 to the Second Amended and Restated Agreement for Fine Paper Supply between Philip Morris USA Inc. and Schweitzer-Mauduit International, Inc. will be filed as exhibits with the Company’s next periodic report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ PAUL C. ROBERTS
Paul C. Roberts
Chief Financial Officer and Treasurer

Dated: January 21, 2005

3